UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2012

Federal Signal Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-6003	36-1063330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1415 W. 22nd Street, Oak Brook, Illinois		60523
(Address of principal executive offices)		(Zip Code)

(630) 954-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2012 Annual Meeting, three proposals were submitted to and approved by the Company’s stockholders. As of the record date, March 2, 2012, there were 62,184,389 shares of the Company’s common stock issued and outstanding. The holders of 56,389,132 shares of common stock, 90.68% of the outstanding shares entitled to vote as of the record date, were represented at the meeting in person or by proxy, and this amount represented a quorum. The proposals are described in detail in the 2012 Proxy Statement. The final results were as follows:

Proposal I.

	For	Withhold Authority	Abstentions	Broker Non-votes
Election of Directors:
James E. Goodwin	47,812,236	1,183,846	—	7,393,050
William F. Owens	40,857,103	8,138,979	—	7,393,050
Paul W. Jones	45,254,349	3,741,733	—	7,393,050
Dennis J. Martin	48,072,282	923,800	—	7,393,050
Brenda L. Reichelderfer	37,630,082	11,366,000	—	7,393,050

Proposal II.

	For	Against	Abstentions	Broker Non-votes
Provide advisory approval of the Company’s executive compensation	33,810,121	12,135,219	3,050,742	7,393,050

In accordance with the stockholder vote at our 2011 Annual Meeting on the frequency of advisory approval with respect to executive compensation, our stockholders will be provided an opportunity to provide advisory approval of the Company’s executive compensation every year until the next required advisory vote on the frequency of such vote or until the Company’s Board of Directors elects to implement a different frequency for such advisory vote. We are required to hold an advisory vote on frequency at least once every six years.

Proposal III.

	For	Against	Abstentions
Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2012	52,580,142	3,753,319	55,671

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FEDERAL SIGNAL CORPORATION

Dated: April 27, 2012	By:	/s/ Jennifer L. Sherman
Jennifer L. Sherman
Senior Vice President, Chief Administrative Officer and General Counsel